Exhibit 21.1

Ionix Technology Inc.,
100%
100%
Welly Surplus International Limited
Well Best International Investment Limited
Dalian Shizhe New Energy Technology Co., Ltd
100%
Lisite Science Technology (Shenzhen) Co., Ltd
100%
Shenzhen Baileqi Electronic Technology Co., Ltd
100%
Shijirun (Yixing) Technology Co., Ltd
100%
Huixiang Energy (Suzhou) Co., Ltd
100%
Fangguan Photoelectric Display Technology Co.,
100%
VIE 95.14%
Fangguan Electronics Technology Co., Ltd

LIST OF SUBSIDIARIES OF IONIX TECHNOLOGY, INC.

(As of November 15, 2021)

1.Well Best International Investment Limited.

Subsidiary of: Ionix Technology, Inc. (Wholly Owned by Ionix)·Jurisdiction of Formation: Hong Kong Special Administrative Region, September 14, 2015.Names under which business is conducted: Well Best International Investment Limited

2.Lisite Science Technology (Shenzhen) Co., Ltd.

Subsidiary of: Well Best International Investment Limited (Wholly Owned by Well Best).Jurisdiction of Formation: PRC, June 20, 2016.Names under which business is conducted: Lisite Science Technology (Shenzhen) Co., Ltd

3.Shenzhen Baileqi Electronic Technology Co., Ltd.

Subsidiary of: Well Best International Investment Limited (Wholly Owned by Well Best)·Jurisdiction of Formation:  PRC, August 8, 2016.Names under which business is conducted: Shenzhen Baileqi Electronic Technology Co., Ltd.

4.Welly Surplus International Limited.

Subsidiary of: Welly Surplus International Limited (99.9% Owned by Ionix).Jurisdiction of Formation: Hong Kong,  January 18, 2016.Names under which business is conducted: Welly Suplus International Limited.

5.Changchun Fangguan Photoelectric Display Technology Co., Ltd.

Subsidiary of: Well Best International Investment Limited (Wholly Owned by Well Best)·Jurisdiction of Formation: PRC, February 1, 2018.Names under which business is conducted: Changchun Fangguan Photoelectric Display Technology Co., Ltd.

6.Dalian Shizhe New Energy Technology Co., Ltd.

Subsidiary of: Well Best International Investment Limited (Wholly Owned by Well Best)·Jurisdiction of Formation: PRC, June 28, 2018.Names under which business is conducted: Dalian Shizhe New Energy Technology Co., Ltd.

7.Shijirun (Yixing) Technology, Ltd.

Subsidiary of: Well Best International Investment Limited (Wholly Owned by Well Best)·Jurisdiction of Formation: PRC, February 7,2021.Names under which business is conducted: Shijirun (Yixing) Technology, Ltd.

8.Changchun Fangguan Electronics Technology Co., Ltd

On December 27, 2018, the Company ( through Changchun Fangguan Photoelectric Display Technology Co., Ltd.) entered into VIE agreements with two shareholders of Changchun Fangguan Electronics Technology Co., Ltd.to control 95.14% of the ownership rights and receive 100% of the net profit or net losses derived from the business operations of Changchun Fangguan Electronics.

9.Huixiang Energy Technology (Suzhou) Co., Ltd

Subsidiary of: Well Best International Investment Limited (Wholly Owned by Well Best)·Jurisdiction of Formation: PRC, March 18,2021.Names under which business is conducted: Huixiang Energy Technology (Suzhou) Co., Ltd